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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K


                  CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 3, 1996








                          NEWFIELD EXPLORATION COMPANY
             (Exact name of registrant as specified in its charter)


            Delaware                     1-12534             72-1133047
   (State or other jurisdiction      (Commission file     (I.R.S. employer
 of incorporation or organization)       number)       identification number)


  363 N. Sam Houston Parkway E.
           Suite 2020
         Houston, Texas                                         77060
(Address of principal executive offices)                      (Zip code)


      Registrant's telephone number, including area code: (281) 847-6000





















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Item 5.  Other Events

      See the following press release announcing the declaration of a two-for-one stock split of the outstanding common stock of Newfield Exploration Company.

                    NEWFIELD ANNOUNCES COMMON STOCK SPLIT

FOR IMMEDIATE RELEASE

Houston, Texas (December 3, 1996) - Newfield Exploration Company (NYSE-NFX) today announced that its Board of Directors declared a two-for-one stock split of its outstanding common stock on December 1, 1996. The Board established December 16, 1996 as the record date for the stock split and December 30, 1996 as the date for mailing certificates representing the additional shares to be outstanding as a result of the split. As a result of the stock split, each holder of outstanding Newfield common stock at the close of business on the record date will be entitled to receive one additional share of Newfield common stock for each share of Newfield common stock held of record by such holder.

Additionally, Newfield said today that Warburg, Pincus Investors, L.P. (Warburg), informed the Company of its intent, subject to market conditions, to distribute approximately 1.2 million [pre-split] shares of the common stock of Newfield to its limited partners within the next sixty days. The
1.2 million shares represent approximately 6 1/2 percent of Newfield's primary weighted average shares outstanding. Subsequent to the distribution of these shares, Warburg will continue to be Newfield's single largest stockholder, holding approximately 3.2 million common shares, or approximately 17 percent of Newfield's primary weighted average shares outstanding.

Warburg advised Newfield that it has no present intention to sell or distribute additional shares. E.M. Warburg, Pincus & Co., Inc.'s Managing Directors Howard H. Newman and Jeffrey A. Harris will remain on Newfield's Board of Directors subsequent to the distribution.

"Both the stock split and the distribution of the Warburg shares should improve the liquidity of Newfield stock," said Joe B. Foster, Chairman and Chief Executive Officer of Newfield. "We will be pleased to welcome Newfield's new stockholders as a result of the distribution and are delighted that Warburg will continue to be actively represented on our Board."

Newfield explores, develops and acquires oil and gas properties principally in the Gulf of Mexico.

Newfield Exploration Company                   For more information contact:
363 N.Sam Houston Pkwy E., Suite 2020                       James P. Ulm, II
Houston, Texas  77060                                         (281) 847-6000
(www.newfld.com)






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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.


                          NEWFIELD EXPLORATION COMPANY




Date: December 3, 1996          By:  /s/    Terry W. Rathert

                                Terry W. Rathert
                                Vice President and
                                Chief Financial Officer
                                (Authorized Officer and Principal
                                Financial Officer)